Exhibit 5.1

Writer’s Direct Dial: +1 212 225 2864

E-Mail: jkarpf@cgsh.com

April 30, 2013

Biomet, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

Re:	Registration Statements on Form S-4 and Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Biomet, Inc., an Indiana corporation (the “Company”), in connection with (i) the Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offers to exchange the Company’s outstanding 6.500% Senior Notes due 2020 (the “Original Senior Notes”) and outstanding 6.500% Senior Subordinated Notes due 2020 (the “Original Senior Subordinated Notes,” together with the Original Senior Notes, the “Original Notes”) for up to $1,825,000,000 principal amount of its new 6.500% Senior Notes due 2020 (the “Exchange Senior Notes”) and up to $800,000,000 principal amount of its new 6.500% Senior Subordinated Notes due 2020 (the “Exchange Senior Subordinated Notes”, and, together with the Senior Exchange Notes, the “Exchange Notes”) and (ii) the Registration Statement on Form S-1 (the “Form S-1 Registration Statement” and, together with the Form S-4 Registration Statement, the “Registration Statements”) filed with the Commission pursuant to the Securities Act in connection with market-making activities by an affiliate of the Company in respect of the Exchange Notes. The Exchange Notes will be fully and unconditionally guaranteed by (i) Biolectron, Inc., a Delaware corporation (“Bioelectron”), Biomet Europe Ltd., a Delaware corporation (“Biomet Europe”), Biomet International Ltd., a Delaware corporation (“Biomet International”), Interpore Spine Ltd., a Delaware corporation (“Interpore Spine”), Kirschner Medical Corporation, a Delaware corporation (“Kirschner

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Medical”), Cross Medical Products, LLC, a Delaware limited liability company (“Cross Medical Products”), EBI Holdings, LLC, a Delaware limited liability company (“EBI Holdings”), EBI Medical Systems, LLC, a Delaware limited liability company (“EBI Medical Systems”), and Electro-Biology, LLC, a Delaware limited liability company (“Electro-Biology,” and, together with Bioelectron, Biomet Europe, Biomet International, Interpore Spine, Kirschner Medical, Cross Medical Products, EBI Holdings and EBI Medical Systems, the “Delaware Guarantors”), (ii) Interpore Cross International, LLC, a California limited liability company (the “California Guarantor”), (iii) Biomet Leasing, Inc., an Indiana corporation (“Biomet Leasing”), Biomet Manufacturing Corporation, an Indiana corporation (“Biomet Manufacturing”), Biomet Trauma, LLC., an Indiana limited liability company (“Biomet Trauma”), Biomet U.S. Reconstruction, LLC, an Indiana limited liability corporation (“Biomet Reconstruction”), Biomet Biologics, LLC, an Indiana limited liability company (“Biomet Biologics”), Biomet Fair Lawn LLC, an Indiana limited liability company (“Biomet Fair Lawn”), Biomet Orthopedics, LLC, an Indiana limited liability company (“Biomet Orthopedics”), Biomet Sports Medicine, LLC, an Indiana limited liability company (“Biomet Sports”), EBI, LLC, an Indiana limited liability company (“EBI”), Implant Innovations Holdings, LLC, an Indiana limited liability company (“Implant Innovations,” and, together with Biomet Leasing, Biomet Manufacturing, Biomet Trauma, Biomet Reconstruction, Biomet Biologics, Biomet Fair Lawn, Biomet Orthopedics, Biomet Sports and EBI, the “Indiana Guarantors”) and (iv) Biomet 3i, LLC, a Florida limited liability company (“Biomet 3i”), Biomet Microfixation, LLC, a Florida limited liability company (“Biomet Microfixation”) and Biomet Florida Services, LLC, a Florida limited liability company (“Biomet Florida Services,” and together with Biomet 3i and Biomet Microfixation, the “Florida Guarantors,” and, together with the Delaware Guarantors, the California Guarantor and the Indiana Guarantors, each a “Guarantor,” and, collectively, the “Guarantors”). The Guarantors and the Company are herein referred to as the “Registrants.” The Exchange Senior Notes will be issued under an indenture, dated as of August 8, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of October 2, 2012, among the Company, the Guarantors and the Trustee (the “Senior Notes Indenture”). The Exchange Senior Subordinated Notes will be issued under an indenture dated as of October 2, 2012, among the Company, the Guarantors and the Trustee (the “Senior Subordinated Indenture,” and together with the Senior Notes Indenture, the “Indentures”). The Indentures include the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	executed copies of the Indentures;

(b)	the Registration Statements; and

(c)	the form of the Exchange Notes.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Delaware Guarantors and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

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In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indentures.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes, in the form included in the respective Indenture, have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the respective Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Original Notes, (a) the Exchange Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the respective Indenture, and (b) the Guarantees will be the valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the respective Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Registrant, (x) we have assumed that such Registrant and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any of the Registrants regarding matters of the federal law of the United States of America, the law of the State of New York , the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (y) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In addition, the enforceability of indemnification provisions may be subject to public policy considerations.

In giving the foregoing opinions related to the validity, binding effect or enforceability of any agreement or obligation of (i) the Company and any Indiana Guarantor, we have relied without independent investigation, as to matters relating to the law of the State of Indiana, on the opinion of Ice Miller, LLP, a copy of which is filed as Exhibit 5.2 to the Registration Statements; (ii) any Florida Guarantor, we have relied without independent investigation, as to matters relating to the law of the State of Florida, on the opinion of Gunster, Yoakley & Stewart, P.A., a copy of which is filed as Exhibit 5.3 to the Registration Statements and (iii) any California Guarantor, we have relied without independent investigation, as to matters relating to the law of the State of California, on the opinion of Reed Smith LLP, a copy of which is filed as Exhibit 5.4 to the Registration Statements; and our opinions are subject to all of the limitations and qualifications contained therein.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statements and to the reference to this firm in each of the Registration Statements and the related

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prospectuses under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statements, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner